FOR IMMEDIATE RELEASE
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15 July 2001




              PERKINELMER AGREES TO ACQUIRE PACKARD BIOSCIENCE
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    o BROADENS CAPABILITIES AS A TOP PROVIDER OF DRUG DISCOVERY SOLUTIONS
o ADDS AUTOMATED LIQUID HANDLING, SAMPLE PREPARATION AND BIOCHIP TECHNOLOGIES

BOSTON, MASSACHUSETTS AND MERIDEN, CONNECTICUT... PerkinElmer, Inc. (NYSE: PKI), a leading provider of life sciences solutions, and Packard BioScience, a global leader in drug discovery tools, jointly announced today a definitive agreement for PerkinElmer to acquire Packard BioScience in a deal valued at approximately $650 million, including net indebtedness. The transaction, which is subject to customary closing conditions and regulatory approvals, as well as the approval of the shareholders of both PerkinElmer and Packard BioScience, is expected to close during the fourth quarter. It is structured as a tax-free, all-stock merger with an exchange ratio of 0.311 share of PerkinElmer common stock for each share of Packard BioScience common stock.

 "Packard BioScience represents an excellent strategic fit as a leading supplier of automated liquid handling, sample preparation tools and advanced biochip technologies," said Gregory L. Summe, Chairman and CEO of PerkinElmer. "Liquid handling is a critical, enabling step in both proteomics and genomics workflow, and increases the productivity of our customers' drug discovery processes. Packard BioScience's core capabilities in this area, its complementary range of products, its impressive new product development pipeline, and its well-respected team of field sales and service experts will enable us to provide more powerful solutions to our expanding base of life sciences customers."

Packard BioScience, headquartered in Meriden, Connecticut, has approximately 1,000 employees and sales in 60 countries supported through its offices in North America, Europe and Asia. The company, which expects revenues of approximately $200 million in 2001, has strategic alliances with a number of the world's leading bioscience and chip technology companies, including Motorola, Oxford GlycoSciences and Waters Corporation.

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PERKINELMER AGREES TO ACQUIRE PACKARD BIOSCIENCE
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Emery Olcott, Chairman and CEO of Packard BioScience, remarked, "the merger announced today positions the company to bring together the capabilities we need to deliver the solutions that our customers demand. Our strength in liquid handling and automated sample preparation products, combined with PerkinElmer's instrumentation and reagent depth, will allow us to offer the full spectrum of drug discovery tools leveraged by a broad and focused worldwide sales, service and applications capability. The combined company will be well-positioned to address the emerging biochip and microarray markets with their combined technologies, including consumables, instrumentation and informatics software. We feel strongly that this transaction will create real value for our customers, our associates and our shareholders."

Stonington Partners and other Packard BioScience shareholders together holding a majority of Packard's outstanding shares have entered into agreements to vote their shares in favor of the merger. The transaction will be accounted for as a purchase and is expected to be accretive, excluding goodwill, in 2003.

CONFERENCE CALL

The management of PerkinElmer will be holding a conference call and simultaneous Webcast to discuss the transaction on Monday, July 16, 2001 at 9:00 a.m. ET. To access the Webcast, go to www.perkinelmer.com.


IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
PerkinElmer plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and PerkinElmer and Packard BioScience plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about PerkinElmer, Packard BioScience, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by PerkinElmer and Packard BioScience through the web site maintained by the SEC at www.sec.gov.

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PERKINELMER AGREES TO ACQUIRE PACKARD BIOSCIENCE
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In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from PerkinElmer by contacting Diane Basile at (781) 431-4306 or from Packard BioScience by contacting Wayne Richardson at (203) 238-2266. PerkinElmer and Packard BioScience, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding PerkinElmer's directors and executive officers is contained in PerkinElmer's Form 10-K for the year ended December 31, 2000 and its proxy statement dated March 13, 2001, which are filed with the SEC. As of June 30, 2001, PerkinElmer's directors and executive officers beneficially owned approximately 2,438,264 shares, or 2.4%, of PerkinElmer's common stock. Information regarding Packard BioScience's directors and executive officers that is not included in this press release is contained in Packard BioScience's Form 10-K for the year ended December 30, 2000 which is filed with the SEC. A recent amendment to the employment agreements of Packard BioScience's Chief Executive Officer, President and Chief Financial Officer provides that the employment term is automatically extended for an additional 25-month period on the first day of each future calendar month that follows the date that is two years prior to the end of the initial employment period. Also, the employment agreement of Packard BioScience's President was recently amended to provide him with a reimbursement, on an after-tax basis, for any excise taxes for which he is liable in connection with payments made by the company under his employment agreement or otherwise in connection with a change of control of the company. Finally, Packard's Secretary and General Counsel recently entered into an employment agreement with the company under terms substantially similar to those of the other executives of the company, as amended as described above. As of March 16, 2001, excluding the ownership of Stonington's shares that may imputed to certain directors, Packard BioScience's directors and executive officers beneficially owned approximately 3,384,880 shares, or 4.8%, of Packard BioScience's common stock. A more complete description will be available in the Registration Statement and the Joint Proxy Statement/Prospectus.

FACTORS AFFECTING FUTURE PERFORMANCE
Statements in this press release regarding the proposed transaction between PerkinElmer and Packard BioScience, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about PerkinElmer or Packard BioScience management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the ability of PerkinElmer to successfully integrate Packard BioScience's operations and employees; the ability to realize anticipated synergies and cost savings; a downturn in our customers' markets or in general economic conditions; our failure to introduce new products in a timely manner; economic, political and other risks associated with international sales and operations; difficulties integrating technologies, displacement by introduction of new technology; operations and personnel of recent acquisitions; competition from third parties, including pricing pressure; governmental regulation; and our level of debt and the possible incurrence of additional debt in the future and other important factors that may affect actual results which are discussed in detail under the caption "Important Factors" in "Management's Discussion and Analysis" in PerkinElmer's annual report on Form 10-K for the year ended December 31, 2000, and under ("name of section") in Packard BioScience's Annual Report on Form 10-K for the year ended December 30, 2000 and in PerkinElmer's and Packard BioScience's most recent quarterly reports filed with the SEC. PerkinElmer and

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PERKINELMER AGREES TO ACQUIRE PACKARD BIOSCIENCE
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Packard BioScience disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.
                                     ###

PerkinElmer, Inc. reported annual revenues of $1.7 billion in 2000. The high technology Company, based in Boston, Massachusetts, operates in four businesses
- Life Sciences, Optoelectronics, Instruments, and Fluid Sciences. The Company has operations in over 125 countries, and is a component of the S&P 500 Index. Additional information is available at www.perkinelmer.com or at 1-877-PKI-NYSE.

Packard BioScience is a global developer, manufacturer and marketer of instruments and related consumables and services for use in drug discovery and other life sciences research, such as basic human disease research, genetic analysis and biotechnology. The Company is primarily focused on the rapidly growing areas of drug screening, functional genomics and proteomics.


For further information:

Investor Contact: Diane J. Basile, PerkinElmer, Inc.
                  Tel. (781) 431-4306

                  Wayne Richardson, Packard Biosciences
                  Tel. (203) 238-2266

Media Contact:    Kevin J. Lorenc, PerkinElmer, Inc.
                  Tel. (781) 431-4111